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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of Earliest Event Reported)
                                November 6, 2001

                              HEADHUNTER.NET, INC.
             (Exact name of Registrant as specified in its charter)


          Georgia                    000-27003                    58-2403177
-----------------------------  ------------------------     --------------------
(State or Other Jurisdiction   (Commission File Number)     (IRS Employer
of Incorporation)                                           Identification No.)


          333 Research Court, Suite 200, Norcross, Georgia            30092
 -----------------------------------------------------------------------------
   (Address of Principal Executive Office)                         (Zip Code)


                                 (800) 891-8880
              ---------------------------------------------------
              (Registrant's telephone number, including area code)
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ITEM 1.  CHANGE IN CONTROL OF REGISTRANT

          Pursuant to an Agreement and Plan of Merger, dated August 24, 2001 (the "Merger Agreement"), by and among HeadHunter.NET, Inc., a Georgia corporation ("Registrant"), Career Holdings, Inc., a Delaware corporation ("Career Holdings"), and CB Merger Sub, Inc., a Georgia corporation and a wholly owned subsidiary of Career Holdings ("Purchaser"), Purchaser commenced a tender offer (the "Offer") on August 31, 2001 for all the outstanding shares of common stock, including associated junior participating preferred stock purchase rights, of Registrant (the "Shares") at a price of $9.25 in cash per Share, without interest.

          The Offer expired at 5:00 p.m., New York City time, on November 6, 2001. According to a report from American Stock Transfer & Trust Company, the depositary for the Offer, a total of approximately 20,423,098 Shares, or approximately 99.9% of the outstanding Shares, were tendered pursuant to the Offer. Following expiration of the Offer, Purchaser accepted for payment and paid for all validly tendered Shares resulting in a change in control of Registrant.

          The consummation of the Offer and acceptance for payment by Purchaser of the Shares validly tendered pursuant thereto was announced by Career Holdings in a press release, dated November 7, 2001. A copy of such press release is an exhibit hereto and incorporated herein by reference.

          Pursuant to the Merger Agreement, on November 7, 2001, Purchaser merged with and into Registrant, with Registrant as the surviving corporation (the "Merger"). Pursuant to the Merger, shareholders who did not tender their Shares in the Offer (other than shareholders who seek dissenters' rights pursuant to applicable Georgia law) had their Shares converted into the right to receive the same $9.25 per Share purchase price provided for in the Offer. As a result of the Merger, Registrant became a wholly owned subsidiary of Career Holdings.

          Pursuant to the terms of the Merger Agreement, Burton B. Goldstein, Jr., Michael J. Miskoff, J. Douglas Cox, Kimberley E. Thompson, Robert M. Montgomery, Jr. and William H. Scott, III resigned from Registrant's board of directors and were replaced by Robert J. McGovern, James A. Tholen, David D. Hiller and Daniel J. Finnigan.

          The total amount of funds required by Career Holdings and Purchaser to purchase the Shares pursuant to the Offer and the Merger, including payments made in connection with the cancellation of options and warrants, is estimated to be approximately $201 million. Career Holdings and Purchaser obtained these funds pursuant to the terms of an Investment Agreement among Career Holdings and Tribune Company and Knight Ridder Digital, two stockholders of Career Holdings. Tribune Company and Knight Ridder Digital provided such funds from existing resources.

ITEM 5.  OTHER EVENTS

     The Registrant delisted its common stock from the Nasdaq National Market at the close of trading on November 7, 2001.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  Exhibits.


Exhibit    Description
-------    -----------
99.1 Press Release of Career Holdings, dated November 7, 2001 (previously filed on November 7, 2001 with the Securities and Exchange Commission as Exhibit (a)(5)(L) on Amendment No. 10 to the Schedule TO filed by Career Holdings, Purchaser, Tribune Company and Knight Ridder Digital, and incorporated herein by reference)

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HEADHUNTER.NET, INC.


Date:  November 9, 2001    By:  /s/ Robert J. McGovern
                                ------------------------------------
                                Name:  Robert J. McGovern
                                Title:  President and Chief Executive Officer

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